Exhibit 10.6
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT (“Pledge Agreement”), dated October 20, 2009, is by NCI Building Systems, Inc., a Delaware corporation (the “Company”), NCI Group, Inc., a Nevada corporation (“NCI”) and Robertson-Ceco II Corporation, a Delaware corporation (“Ceco”) to and in favor of Wells Fargo Foothill, LLC, a Delaware limited liability company, in its capacity as administrative agent and collateral agent pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the parties thereto as lenders and as otherwise provided therein (in such capacity, “Pledgee”). The Company, NCI, Ceco and any Subsidiary of the Company that becomes party hereto after the date hereof in accordance with Section 10 hereof are sometimes hereinafter referred to hereunder individually each, as a “Pledgor” and collectively, as “Pledgors”.
W I T N E S S E T H:
     WHEREAS, the Pledgors are the direct and beneficial owners of Pledged Securities (as defined below) of the issuers identified on Exhibit A annexed hereto (each, an “Issuer” and collectively “Issuers”);
     WHEREAS, Pledgee and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered financing arrangements pursuant to which Lenders (or Pledgee on behalf of Lenders) may make loans and advances and provide other financial accommodations to NCI and Ceco as set forth in the Loan and Security Agreement, dated of even date herewith, by and among the Company, NCI, Ceco, the Pledgee and Lenders (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and the other Financing Agreements;
     WHEREAS, in order to induce Pledgee and Lenders to enter into the Loan Agreement and the other Financing Agreements and to make loans and advances and provide other financial accommodations to NCI and Ceco pursuant thereto, the each Pledgor has agreed to secure the payment and performance of its Obligations (as defined herein) and to accomplish same by (i) executing and delivering to Pledgee this Pledge Agreement and (ii) subject to the terms of the Intercreditor Agreement, delivering to Pledgee the certificates (if any) representing the Pledged Securities which are registered in the name of such Pledgor, together if required with appropriate stock powers duly executed in blank by such Pledgor.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby agrees as follows:
     1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Loan Agreement. The terms “Additional Agent” and “Control Agent” shall have the meaning ascribed thereto in the Intercreditor Agreement. The term “Obligations” as to any Pledgor means all Obligations (as defined in the Loan Agreement) of such Pledgor and all of such Pledgor’s obligations under the Guaranty Agreement. The term “Pledged Securities” means, with respect to any Pledgor, the issued and outstanding shares of capital stock described on Exhibit A annexed hereto as being held by such Pledgor, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Issuer that may be issued or granted to, or held by, a Pledgor while this Agreement is in effect, provided that in no event shall Pledged Securities include any asset or property excluded from the Pledged Property (as defined below) pursuant to the proviso to Section 2.
     2. Grant of Security Interest. To secure payment and performance when due of all of its Obligations, each Pledgor hereby pledges to Pledgee, and grants to Pledgee, for itself and the benefit of the other Secured Parties, a continuing security interest in and Lien upon: (a) the Pledged Securities of such Pledgor and (b) the proceeds (as defined in the UCC) of all of the foregoing (all of the foregoing being collectively referred to herein as the “Pledged Property” provided that in no event shall Pledged Property include (i) any Excluded Property, (ii) more than 65% of any series of the outstanding Equity Interests of any Foreign Subsidiary, (iii) any of the Equity Interests of a Subsidiary of a Foreign Subsidiary or (iv) de minimis shares of a Foreign Subsidiary held by any Pledgor as a nominee or in a similar capacity, pursuant to this Agreement).
     3. Obligations Secured. The security interest and Lien granted to Pledgee, for itself and the benefit of the other Secured Parties, pursuant to this Pledge Agreement by each Pledgee shall secure the prompt payment and performance when due of all of the Obligations of such Pledgee.
     4. Representations and Warranties. Each Pledgor hereby represents and warrants to Pledgee the following:
     (a) The Pledged Securities pledged by it are duly and validly issued, fully paid and non-assessable capital stock (or the equivalent, if any, under applicable law) of the applicable Issuer and constitute (except as provided in the proviso to Section 2) (i) in the case of any Issuer that is a Subsidiary other than a Foreign Subsidiary, all of the issued and outstanding shares of capital stock of such Issuer owned by such Pledgor and (ii) in the case of an Issuer that is a Foreign Subsidiary, such percentage (not more than 65%) as is specified in Exhibit A of all of the issued and outstanding shares of all classes of the Capital Stock of such Foreign Subsidiary owned by such Pledgor, and are not registered, nor has any Pledgor authorized the registration thereof, in the name of any person or entity other than such Pledgor or Pledgee or in respect of other Permitted Liens under the Loan Agreement.
     (b) Its Pledged Securities are directly, legally and beneficially owned by such Pledgor, free and clear of all Liens, except for the pledge and security interest in favor of Pledgee, for itself and the benefit of the Secured Parties, and the Permitted Liens under the Loan Agreement.
     5. Covenants. Each Pledgor covenants to the Pledgee the following:
     (a) If such Pledgor shall become entitled to receive or acquire, or shall receive or acquire any stock certificate, or option or right with respect to the stock of any Issuer (including without limitation, any certificate representing a dividend or a distribution or exchange of or in connection with reclassification of the Pledged Securities) whether as an addition to, in substitution of, or in exchange for any of the Pledged Property or otherwise, such Pledgor agrees, subject to the terms of the Intercreditor Agreement, to accept same as Pledgee’s agent, to hold same in trust for Pledgee and to deliver same forthwith to Pledgee or Pledgee’s agent or bailee, or the Term Loan Agent, any Additional Agent or the Control Agent, as applicable, in accordance with the Intercreditor Agreement, in the form received, with the endorsement(s) of Pledgor where necessary and/or appropriate stock powers duly executed to be held by Pledgee or Pledgee’s agent or bailee subject to the terms hereof, or by the Term Loan Agent, any Additional Agent or the Control Agent, as applicable, in accordance with the Intercreditor Agreement and subject to the terms thereof, as further security for the Obligations.
     (b) So long as no Event of Default has occurred and is continuing, or, if an Event of Default shall have occurred and be continuing and the Pledgee shall not have given notice to the Pledgors of the Pledgee’s intent to exercise its rights under Section 6, each Pledgor shall have the right to vote and otherwise exercise all corporate and stockholder rights with respect to its Pledged Property, except as expressly prohibited herein, and to receive any cash dividends or distributions payable in respect of its Pledged Property.
     (c) Subject to the terms of the Intercreditor Agreement, if an Event of Default has occurred and is continuing, Pledgee may notify any Issuer or the appropriate transfer agent of the Pledged Securities to register the security interest and pledge granted herein and honor the rights of Pledgee under this Pledge Agreement.
     6. Rights And Remedies.
     (a) At any time an Event of Default has occurred and is continuing, in addition to all other rights and remedies of Pledgee or any of the other Secured Parties, whether provided under this Pledge Agreement, the Loan Agreement, the other Financing Agreements, applicable law or otherwise, Pledgee shall have, in each case to the extent permitted under applicable law and subject to the terms of the Intercreditor Agreement, the following rights and remedies which to the extent permitted by applicable law may be exercised without notice to, or consent by, Pledgor except as such notice or consent is expressly provided for hereunder: (i) Pledgee, at its option, shall be empowered to instruct any Issuer (or the appropriate transfer agent of the Pledged Securities) to register any or all of the Pledged Securities issued by such Issuer in the name of Pledgee or in the name of Pledgee’s nominee (including, without limitation, any Lender) and Pledgee may complete, in any manner Pledgee may deem reasonable, any and all stock powers, assignments or other documents heretofore or hereafter executed in blank by any Pledgor and delivered to Pledgee; (ii) after said instruction, and without further notice Pledgee shall have the exclusive right to exercise all voting and corporate rights with respect to the applicable Pledged Securities and other Pledged Property, and exercise any and all rights of conversion, redemption, exchange, subscription or any other rights, privileges, or options pertaining to any shares of the applicable Pledged Securities or the other Pledged Property as if Pledgee were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of such Pledged Securities and other Pledged Property upon any merger, consolidation, reorganization, recapitalization or other readjustment with respect thereto; and (iii) upon the exercise of any such rights, privileges or options by Pledgee, Pledgee shall have the right to deposit and deliver any and all of the Pledged Securities and the other Pledged Property to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability, except to account for property actually received by Pledgee; however, Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options (all of which are exercisable in the sole discretion of Pledgee) and shall not be responsible for any failure to do so or delay in doing so, provided, that, the Pledgee, or Term Loan Agent, any Additional Agent or the Control Agent, as applicable, in accordance with the Intercreditor Agreement, shall not exercise any voting or other consensual rights pertaining to the Pledged Securities in any way that would constitute an exercise of the remedies described in this Section 6 other than in accordance with this Section 6..
     (b) In addition to all the rights and remedies of a secured party under the UCC or other applicable law, at any time an Event of Default has occurred and is continuing, Pledgee shall have, to the extent permitted under applicable law and subject to the terms of the Intercreditor Agreement, the right, at any time and without demand of performance or other demand, advertisement or notice of any kind (except any notice required under the Loan Agreement and the notice specified below of time and place of public or private sale) to or upon Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by applicable law), to proceed forthwith to collect, redeem, recover, receive, appropriate, realize, sell, or otherwise dispose of and deliver any of the Pledged Property or any part thereof in one or more lots at public or private sale or sales at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere at such prices and on such terms as Pledgee may deem reasonable. To the extent permitted by applicable law, the foregoing disposition(s) may be for cash or on credit or for future delivery without assumption of any credit risk, with Pledgee having the right to purchase all or any part of the Pledged Property so sold at any such sale or sales, public or private, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released by the Pledgors to the extent permitted by applicable law. The proceeds of any such collection, redemption, recovery, receipt, appropriation, realization, sale or other disposition, shall be applied in accordance with the Intercreditor Agreement, with the Pledgors to remain liable for any deficiency. To the extent permitted by applicable law, the Pledgors agree that ten (10) days prior written notice by Pledgee designating the place and time of any public sale or of the time after which any private sale or other intended disposition of any or all of the Pledged Property is to be made, is reasonable notification of such matters.
     (c) The Pledgors recognize that Pledgee may be unable to effect a public sale of all or part of the Pledged Securities by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect or in applicable Blue Sky or other state securities law, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Pledged Securities for their own account for investment and not with a view to the distribution or resale thereof. If at the time of any sale of the Pledged Securities or any part thereof, the same shall not, for any reason whatsoever, be effectively registered (if required) under the Securities Act of 1933 (or other applicable state securities law), as then in effect, Pledgee in its sole and absolute discretion is authorized to sell such Pledged Property or such part thereof by private sale in such manner and under such circumstances as Pledgee or its counsel may deem necessary or advisable in order that such sale may legally be effected without registration. The Pledgors agree that private sales so made may be at prices and other terms less favorable to the seller than if such Pledged Securities were sold at public sale, and that Pledgee and Lenders have no obligation to delay the sale of any such Pledged Property for the period of time necessary to permit any Issuer, even if such Issuer would agree, to register such Pledged Securities for public sale under such applicable securities laws. Each Pledgor agrees to the extent permitted under applicable law that any private sales made under the foregoing circumstances shall be deemed to have been in a commercially reasonable manner.
     (d) Each Pledgor waives, to the extent permitted by applicable law: (i) all rights to require Pledgee or Secured Parties to proceed against any other person, entity or collateral or to exercise any remedy, (ii) any right of subrogation in the Pledged Property and any right of subrogation or interest in the Obligations until the Payment in Full of all Obligations, and (iii) any rights to notice of any kind or nature whatsoever, unless specifically required in this Pledge Agreement or any other Financing Agreement or non-waivable under any applicable law. Each Pledgor agrees that the Pledged Property of any other Pledgor, other collateral, or any other guarantor or endorser may be released, substituted or added with respect to the Obligations, in whole or in part, without releasing or otherwise affecting the liability of Pledgor, the pledge and security interests granted by it hereunder, or this Pledge Agreement with respect to such Pledgor, in each case to the extent permitted by applicable law. Pledgee is entitled to all of the benefits of, and shall be bound by the obligations of, a secured party set forth in Section 9-207 of the Uniform Commercial Code.
     (e) All of the Pledgee’s rights and remedies, whether provided under this Pledge Agreement and the other Financing Agreements, the instruments comprising the Pledged Property, applicable law or otherwise, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as Pledgee may deem expedient. No failure or delay on the part of Pledgee in exercising any of its options, powers or rights or partial or single exercise thereof, shall constitute a waiver of such option, power or right.
7.	Jury Trial Waiver; Other Waivers And Consents; Governing Law.
     (a) This Pledge Agreement and the rights and obligations of the parties hereto under this Pledge Agreement shall be governed by the internal laws of the State of New York without giving effect to the rules and principles of conflicts of law or other rule of law to the extent the same are not mandatorily applicable by statute and would cause the application of the law of any jurisdiction other than the laws of the State of New York.
     (b) Each Pledgor, Pledgee and each Secured Party hereby irrevocably (i) consents and submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County and the United States District Court for the Southern District of New York, and appellate courts from either thereof, in any action instituted therein that (x) arises out of or relates to this Pledge Agreement or (y) in any way is connected with or related or incidental to the dealings of the parties hereto in respect of this Pledge Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case under this clause (y) whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and (ii) to the fullest extent permitted by applicable law, waives any objection based on venue or forum non conveniens with respect to such action. Each Pledgor, Pledgee and each Secured Party agrees that any dispute with respect to any such matters shall be heard only in the courts described above unless such courts shall decline to exercise jurisdiction over such dispute in whole or in part (except that Pledgee and Secured Parties shall have the right to bring any action or proceeding against Pledgor or its or their property in the courts of any other jurisdiction which Pledgee deems reasonably necessary or appropriate in order to realize on the Pledged Securities and which have jurisdiction over any Pledgor or its property).
     (c) Each Pledgor (to the fullest extent permitted by applicable law) hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein or otherwise notified to Pledgee and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Pledgee’s option, by service upon any Pledgor in any other manner provided under the rules of any such courts.
     (d) EACH PLEDGOR, PLEDGEE AND EACH SECURED PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF PLEDGOR AND PLEDGEE OR ANY OF THE OTHER SECURED PARTIES IN RESPECT OF THIS PLEDGE AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. PLEDGOR HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT PLEDGOR OR PLEDGEE OR ANY SECURED PARTY MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS PLEDGE AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     8. Miscellaneous.
     (a) Each Pledgor agrees that at any time and from time to time upon the written request of Pledgee, such Pledgor shall execute and deliver such further documents, including, but not limited to, irrevocable proxies or stock powers, in form reasonably satisfactory to counsel for Pledgee, and will take or cause to be taken such further acts as Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement and perfect or continue the perfection of the security interest in the Pledged Property granted to Pledgee hereunder and provided for herein.
     (b) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Property (whether such custody is exercised by Pledgee, or Pledgee’s nominee, agent or bailee) and dealing with the Pledged Property in the same manner as Pledgee deals with similar property for its own account, Pledgee or Pledgee’s nominee agent or bailee shall have no duty or liability (other than for its gross negligence or willful misconduct) to protect or preserve any rights pertaining thereto and shall be relieved of all responsibility for the Pledged Property upon surrendering it to Pledgor or foreclosure with respect thereto.

     (c) All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be given or made in accordance with Section 15.3 of the Loan Agreement.
     (d) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural, unless the context otherwise requires. All references to Pledgor, Pledgee, any Lender, any Secured Party and any Issuer pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words “hereof,” “herein,” “hereunder,” “this Pledge Agreement” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not any particular provision of this Pledge Agreement and as this Pledge Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.
     (e) This Pledge Agreement shall be binding upon and inure to the benefit of and be enforceable by the Pledgors, Pledgee and their respective successors and assigns.
     (f) Each party acknowledges that the shares of the entities listed on the Exhibit A hereto are being transferred to and deposited with the Pledgee (or the Term Loan Agent, any Additional Agent or the Control Agent, as applicable, in accordance with the Intercreditor Agreement) as collateral security for the loans made by Lenders pursuant to the Loan Agreement and that this Section 7(f) is intended to be the certificate of exemption from New York stock transfer taxes for the purposes of complying with Section 270.5(b) of the Tax Law of the State of New York.
     (g) If any provision of this Pledge Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Pledge Agreement as a whole, but this Pledge Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law; provided that, with respect to any Pledged Securities issued by a Foreign Subsidiary, all rights, powers and remedies provided in this Agreement may be exercised only to the extent that they do not violate any provision of any law, rule or regulation of any Governmental Authority applicable to any such Pledged Securities or affecting the legality, validity or enforceability of any of the provisions of this Agreement against the Pledgor (such laws, rules or regulations, “Applicable Law”) and are intended to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any Applicable Law.
     (h) Neither this Pledge Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Pledgee and Pledgor. Neither Pledgee nor any of the other Secured Parties shall, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of their respective rights, powers and/or remedies unless such waiver shall be in writing and signed by the Pledgee. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Pledgee or any of the other Secured Parties of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Pledgee or such Secured Party would otherwise have on any future occasion, whether similar in kind or otherwise.
     (i) This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Pledge Agreement by telefacsimile or other electronic means shall have the same force and effect as the delivery of an original executed counterpart of this Pledge Agreement. Any party delivering an executed counterpart of this Pledge Agreement by telefacsimile or other electronic means shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Pledge Agreement.
     9. (a) Upon the Payment in Full of all Obligations, all Pledged Property shall be automatically released from the Liens created hereby, and this Agreement and all obligations of the Pledgee and each Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Pledged Property shall revert to the Pledgors. At the request and sole expense of any Pledgor following any such termination, the Pledgee shall, subject to the Intercreditor Agreement, deliver to such Pledgor any Pledged Property held by the Pledgee hereunder, and the Pledgee and the Agent shall execute and deliver to such Pledgor such documents (including without limitation UCC termination statements) as such Pledgor shall reasonably request to evidence such termination.
     (b) In connection with any sale or other disposition of Pledged Property permitted by the Loan Agreement, the Lien pursuant to this Agreement on such sold or disposed of Pledged Property shall be automatically released. Upon such sale or other disposition Pledgee shall, upon receipt from the Company of a written request for the release of the Pledged Property subject to such sale or other disposition, identifying the relevant Pledged Property and the terms of the sale or other disposition in reasonable detail, together with a certification by the Company stating that such transaction is in compliance with the Loan Agreement, subject to the Intercreditor Agreement, deliver to the Company or the relevant Pledgor any of the relevant Pledged Property held by the Pledgee hereunder and the Pledgee and the Agent shall execute and deliver to the relevant Pledgor (at the sole cost and expense of such Pledgor) all releases or other documents (including without limitation UCC termination statements) necessary or reasonably desirable to evidence the release of the Liens created hereby on such Pledged Property, as applicable, as the Company or such Pledgor may reasonably request.
     10. Joinder. Each new Subsidiary of the Company or a Borrower that is required to become a party to this Pledge Agreement pursuant to Section 9.11 of the Loan Agreement shall become a Pledgor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Assumption Agreement substantially in the form of Annex 1 hereto.

     IN WITNESS WHEREOF, Pledgor has executed this Pledge Agreement as of the day and year first above written.

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore

Title:	EVP and General Counsel

NCI GROUP, INC.

By:	/s/ Todd R. Moore

Title:	EVP and General Counsel

ROBERTSON-CECO II CORPORATION

By:	/s/ Todd R. Moore

Title:	EVP and General Counsel

Annex 1
ASSUMPTION AGREEMENT
     ASSUMPTION AGREEMENT, dated as of                      ___, ___, made by                                         , a                      corporation (the “Additional Pledgor”), in favor of Wells Fargo Foothills, LLC, as administrative agent and collateral agent (in such capacity, the “Pledgee”) for the entities (the “Lenders”) from time to time parties to the Loan Agreement referred to below and the other Secured Parties (as defined in the Loan Agreement). All capitalized terms not defined herein shall have the meaning ascribed to them in such the Pledge Agreement referred to below, or if not defined therein, in the Loan Agreement.
W I T N E S S E T H:
     WHEREAS, NCI Group, Inc., a Nevada corporation (“NCI”), Robertson-Ceco II Corporation, a Delaware corporation (“Ceco” and, together with NCI, each individually a “Borrower” and collectively, “Borrowers”), NCI Building Systems, Inc. (the “Company”), Steelbuilding.com, Inc., the Pledgee and the Lenders are parties to a Loan Agreement, dated as of October [ ], 2009 (as amended, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”);
     WHEREAS, in connection with the Loan Agreement, the Company and certain of its Subsidiaries are parties to the Pledge Agreement, dated as of October [   ], 2009 (as amended, supplemented, waived or otherwise modified from time to time, the “Pledge Agreement”), in favor of the Pledgee, for the benefit of the Secured Parties;
     WHEREAS, the Additional Pledgor is a member of an affiliated group of companies that includes the Borrowers and each other Pledgor; and the Borrowers and the other Pledgors (including the Additional Pledgor) are engaged in related businesses, and each such Pledgor (including the Additional Pledgor) will derive substantial direct and indirect benefit from the making of the extensions of credit under the Loan Agreement;
     WHEREAS, the Loan Agreement requires the Additional Pledgor to become a party to the Pledge Agreement; and
     WHEREAS, the Additional Pledgor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge Agreement;
NOW, THEREFORE, IT IS AGREED:
1. Pledge Agreement. By executing and delivering this Assumption Agreement, the Additional Pledgor, as provided in Section 10 of the Pledge Agreement, hereby becomes a party to the Pledge Agreement as a Pledgor thereunder with the same force and effect as if originally named therein as a Pledgor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Pledgor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Exhibit A to the Pledge Agreement, and such Exhibit A is hereby amended and modified to include such information. The Additional Pledgor hereby represents and warrants that each of the representations and

Annex 1
warranties of such Additional Pledgor contained in Section 4 of the Pledge Agreement is true and correct in all material respects on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.
2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE RULES AND PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW TO THE EXTENT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD CAUSE THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

Annex 1
IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PLEDGOR]
By:
Name:
Title:

Acknowledged and Agreed to as
of the date hereof by:
[                    ]
as Pledgee

By:

Name:
Title:

Annex 1
EXHIBIT A
TO
PLEDGE AND SECURITY AGREEMENT

		Number of	Certificate	Percentage
Issuer	Pledgor	Shares	Number	Pledged
NCI Group, Inc., a Nevada corporation	NCI Building Systems, Inc.	1,000 shares of Common Stock	2	100%

Robertson-Ceco II Corporation, a Delaware corporation	NCI Building Systems, Inc.	100 shares of Common Stock	2	100%

Steelbuilding.com, Inc., a Delaware corporation	NCI Group, Inc.	1,000 shares of Common Stock	2	100%

Building Systems de Mexico S.A. de C.V., a company organized in Mexico	(a) NCI Group, Inc.	32,500 shares of Series B-1 Common Stock	21	65%
	(b) NCI Building Systems, Inc.	39,122,754 shares of Series B-2 Common Stock	23	65%

Robertson Building Systems Limited, a company organized in Canada	Robertson-Ceco II Corporation	154,375 shares of Class A Special Stock	1	65%
		10,754 shares of Class B Special Shares	1

		10,985 shares of Common Stock	1